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                             ASSIGNMENT OF LEASE


        THIS ASSIGNMENT OF LEASE (this "Agreement"), dated as of January 1, 1996, by and between IMMUNOGEN, INC. ("Tenant"), a Massachusetts corporation, and ORAVAX, INC. ("Assignee"), a Delaware corporation.

        WHEREAS, by a lease (the "Lease") dated as of June 30, 1992, AEW #1 CORPORATION ("Landlord") leased to Tenant that certain 31,113 square-foot building (the "Premises") known as and numbered 90 Shawmut Road, Canton, Massachusetts; and

        WHEREAS, on and subject to the terms and conditions set forth herein, Tenant now desires to assign all of its right, title and interest in and to the Lease to Assignee, and Assignee desires to accept such assignment, effective as of the date hereof; and

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, each to the other paid, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Assignee hereby agree as follows:

1. ASSIGNMENT; REPRESENTATION; INDEMNITY. (a) That, effective as of the date hereof, Tenant hereby assigns to Assignee all of Tenant's right, title and interest in and to the Lease, including without limitation all security and other deposits currently being held by Landlord in respect of the Lease, and Tenant's right to purchase the Premises as set forth in Section 2.6 of the Lease, all upon the terms and conditions herein set forth. A true copy of the Lease, together with any amendments, is annexed as Exhibit A.

        (b) Tenant represents and warrants to Assignee that, as of the date hereof, it has not received from Landlord any written notice from Landlord to the effect that any default (or event or circumstance which, with the passage of time or the giving of notice, would constitute a default) exists on the part of Tenant under the Lease, and to the best of Tenant's actual knowledge, no such default, event or circumstance in fact exists; and Tenant agrees with Assignee to indemnify and hold Assignee harmless from and against any and all costs and obligations to have been paid or performed by Tenant under the Lease on or prior to the date hereof.

        (c) Tenant agrees with Assignee to indemnify and hold Assignee harmless from and against any and all loss, cost, damage and expense suffered by Assignee (including without limitation reasonable attorneys' fees and costs of defense) as a result of any claim under or in respect of the Lease, which claim relates to the period prior to the date hereof.

        (d) Tenant has not dealt with any broker or other person or firm to whom a commission or fee is or may be due in respect of this assignment, and Tenant hereby agrees to

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        indemnify and hold the Assignee and Landlord harmless from and against any and all loss, cost, damage and expense (including without limitation reasonable attorneys' fees and costs) suffered by the other as a result of any claim against Assignee or Landlord that a fee or commission is due on account of a relationship between the claimant and the Tenant.

2. ACCEPTANCE AND ASSUMPTION OF OBLIGATIONS; INDEMNITY. (a) Assignee accepts from Tenant the above assignment, and hereby agrees with Landlord and Tenant faithfully to assume and perform each and every obligation of Tenant under the Lease, including without limitation the obligation to pay rent, additional rent, additional charges, common area charges, real estate taxes and any and all other costs and expenses, however labelled or designated, and to observe all terms and conditions thereof, including without limitation the prohibition against further subletting or assignment, with the same force and effect as if Assignee were the Tenant originally named under the Lease.

        (b) Assignee agrees to accept the Premises in their "As Is" condition as of December 29, 1995, and represents that Assignee has inspected the Premises and any common areas demised under the Lease, and is satisfied as to their suitability for Assignee's intended uses. Neither Tenant nor Landlord shall be liable for the performance of any work to prepare the Premises for Assignee's use, or for the reimbursement of any cost or expense incurred by Tenant in connection with any such work. Notwithstanding any provision hereof to the contrary, Assignee shall be required upon the expiration or earlier termination of the Lease to return the Premises to Landlord in such condition as may be required in the Lease, and Tenant shall have no liability for any restoration of or repair to the Premises. The removal of any fixtures, equipment, additions, alterations or improvements, whether made by Tenant or Assignee, shall be the sole responsibility of Assignee.

        (c) Assignee agrees with Tenant to indemnify and hold Tenant harmless from and against any and all loss, cost, damage and expense suffered by Tenant (including without limitation reasonable attorneys' fees and costs of defense) as a result of any claim under or in respect of the Lease, which claim relates to the period on or subsequent to the date hereof. Notwithstanding the foregoing, Assignee shall not be liable to indemnify Tenant from any such loss, cost, damage or expense arising from any tort claim in the Premises occurring prior to the date on which Tenant first delivers possession of the Premises to Assignee.

        (d) Assignee has not dealt with any broker or other person or firm to whom a commission or fee is or may be due in respect of this assignment, and Assignee hereby agrees to indemnify and hold the Tenant and Landlord harmless from and against any and all loss, cost, damage and expense (including without limitation reasonable attorneys' fees

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        and costs) suffered by the other as a result of any claim
        against Tenant or Landlord that a fee or commission is due on account of a relationship between the claimant and the Assignee.

        (e) Assignee acknowledges that, under the terms of that certain
        Consent to Assignment of Lease and Leasehold Mortgage to be executed and delivered by Landlord in respect of this Assignment, Landlord requires that Tenant remain liable to Landlord for all obligations and liabilities of Assignee under the Lease. Therefore, Assignee agrees with Tenant: (i) not to amend or modify, or agree to or acquiesce in any amendment to or modification of, the Lease, the effect of which amendment or modification would be to increase or extend the obligations or liability of the Assignee under the Lease, as so amended or modified, without Tenant's prior written consent (which shall not be unreasonably withheld or delayed, provided that Assignee shall have given Tenant such information as Tenant may reasonably request regarding Assignee's financial standing and condition as to allow Tenant to determine that Assignee has resources sufficient under the circumstances to meet such increased obligations); and (ii) to immediately give Tenant a true and complete copy of any notice or other correspondence received by Assignee in respect of the Lease, including without limitation any notice or correspondence concerning any failure, breach or default, whether actual or alleged, on the part of Assignee under the Lease.

3. EQUIPMENT LEASE. Assignee agrees that, as a material part of the assignment and assumption transaction represented hereby, Assignee and Tenant have entered into an Assignment and Assumption of Equipment Lease of even date (the "Equipment Assignment"), whereby Assignee has agreed to accept and assume from Tenant an assignment of all of Tenant's right, title and interest in and to that certain Master Lease Agreement dated as of March 31, 1994, by and between Tenant and Aberlyn Capital Management Limited Partnership (the "Equipment Lease").

4. TENANT'S PAYMENTS FOR EQUIPMENT; COLLECTION. (a) In addition to assuming Tenant's obligations under the Equipment Lease, and as a material inducement to Tenant's entering into this Assignment, Assignee has agreed to purchase from Tenant, and Tenant has agreed to sell to Assignee, the leasehold improvements in the Premises, together with certain other equipment, fixtures and personal property belonging to Tenant, and assign to Assignee all of Tenant's right, title and interest in and to the leasehold improvements heretofore made by Tenant in the Premises. In consideration thereof, Tenant promises to pay to Tenant the sum of Two Million Two Hundred Ninety Thousand Dollars (US$2,290,000.00), which shall be paid in installments as follows:

          1. Assignee promises to pay to Tenant (or to Tenant's order) Five Hundred Thousand Dollars (US$500,000.00), to be

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                paid to Tenant simultaneously with Tenant's execution
                hereof;

          2. Assignee promises to pay to Tenant (or to Tenant's order) One Hundred Fifty Thousand Dollars (US$150,000.00) on the later to occur of (x) 5:00 p.m., Boston time, on February 2, 1996, or (y) the date on which Tenant delivers to Assignee's address set forth in Section 8 hereof all drawings, plans, warranties and other technical information relevant to the Premises and in the possession or under the control of Tenant or its agents or employees (Tenant hereby represents to Assignee that Tenant has in its possession or under its control all drawings, plans, warranties and other technical information necessary for the proper operation of the Premises for the purposes for which the Premises were constructed);

          3. Assignee promises to pay to Tenant (or to Tenant's order) Three Hundred Thirty Thousand Dollars (US$330,000.00) on the earlier to occur of (x) 5:00 p.m., Boston time, on July 1, 1997, or (y) the date on which Assignee has closed one or more contemplated equity financings having aggregate gross proceeds of not less than Twenty Million Dollars (US$20,000,000.00); and

          4. Assignee promises to pay to Tenant (or to Tenant's order) One Million Three Hundred Ten Thousand Dollars (US$1,310,000.00) in four installments, the first installment for Two Hundred Sixty Thousand Dollars ($260,000) being due and payable October 1, 1998, and the remaining installments of Three Hundred Fifty Thousand Dollars ($350,000) each being due and payable January 1, 1999, April 1, 1999, and July 1, 1999.

        All payments referred to above shall be paid in immediately available federal funds, either by wire transfer or by cashier's check drawn on Fleet Bank of Massachusetts, N.A., BayBank, N.A., The First National Bank of Boston or another national banking association in Boston or New York City reasonably acceptable to Tenant. The payments referred to in clauses (3) and (4) above shall be subject to adjustment to the extent that any equipment leased by Tenant under the Equipment Lease is missing or damaged, all as more particularly set forth in the Equipment Assignment.


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        (b) In the event that Assignee shall fail to make any such payment when due, Assignee shall pay to Tenant, in addition to the amount due, a late charge equal to five percent (5%) thereof and, if such failure shall continue for fifteen (15) days after written notice thereof from Tenant to Assignee, Tenant shall have the right (but not the obligation), without limiting any other rights or remedies Tenant may have, to: (i) declare the entire amount then unpaid (including without limitation late charges) to be immediately due and payable in full; (ii) to terminate this Assignment and declare the same null, void and without further force or effect (without, however, in any way affecting Tenant's liability for the period between the date hereof and the date of such termination) and peaceably re-enter the Premises and repossess the same and any leasehold improvements owned by Assignee; and (iii) to exercise its rights under the Mortgage (as hereinafter defined). In addition to the $2,290,000 to be paid as aforesaid, Assignee shall, simultaneously with Assignee's execution hereof, pay over to Tenant the $40,000.00 security deposit currently being held by Landlord, as referenced in Section 3(c) above.

        (c) The Assignee agrees to pay all costs of suit and other expenses of collection, including reasonable fees and expenses of attorneys at both the trial and appellate levels, in the event that this instrument is placed in the hands of any attorney for collection or suit is brought thereon.

        (d) The Assignee hereby waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment hereof, and to the extent permitted by law, waives and releases all rights of redemption, valuation, appraisement, notice of election to mature or to declare due the whole of the indebtedness evidenced hereby, and to the extent permitted by law, errors, defects and imperfections in any proceedings instituted by the Tenant under the terms hereof or benefits that might accrue to the Assignee by virtue of any present or future laws providing for any stay of execution, exemption from civil process, or extension of time for payment. Further, Assignee agrees that its liability hereunder shall remain unimpaired, notwithstanding any extension of the time of payment or other indulgence granted by the Tenant, or the release of all or any part of any security for the liability of any party which may assume the obligation to make payment of the indebtedness evidenced hereby, or the performance and the obligations of the Assignee hereunder. The foregoing shall not be deemed to constitute a waiver by Assignee of any rights that may be available to Assignee under applicable law to offset against any such payment obligation the amount of any judgment obtained by Assignee against Tenant as a result of Tenant's failure or refusal to perform its obligations hereunder.

        (e) In no event shall either party, by any act of omission or commission, be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing signed by such party, and no waiver of any one event shall be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

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        (f) Any legal action or proceeding with respect to the
        collection of the indebtedness evidenced hereby may, at the option of the Tenant, be brought in the courts of The Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery hereof, the Assignee accepts, generally and unconditionally, the jurisdiction of the aforesaid courts. The Assignee irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth herein.

        (g) Assignee's obligation to make each such payment as and when due shall be secured by a Leasehold Mortgage and Assignment of Lessee's Interest (the "Mortgage"), by Assignee in favor of Tenant, covering Assignee's interest in the Lease, such Mortgage to be in the form attached hereto as EXHIBIT B.

5. NOTICES, ETC. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

        If to the Landlord:

        AEW #1 Corporation
        265 Franklin Street
        Boston, MA 02110

        With a copy to:

        Stephen M. Nolan, Esq.
        Hill & Barlow
        One International Place
        Boston, MA 02109

        If to the Tenant:

        Immunogen, Inc.
        128 Sidney Street
        Cambridge, MA 02139
        Attention: Mr. Frank Pocher

        With a copy to:


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        Stephen T. Langer, Esq.
        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
        One Financial Center
        Boston, MA 02111

        If to Assignee:

        Oravax, Inc.
        38 Sidney Street
        Cambridge, MA 02139
        Attention:

        With a copy to:

        Jeffrey Hermanson, Esq.
        Hale and Dorr
        60 State Street
        Boston, MA 02109

        All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made. The Assignee shall give the holder prompt notice of any change in the Assignee's principal address.

6. ACCOUNTING; SERVICE AGREEMENT. At or before the execution hereof, Tenant has delivered to Assignee an accounting, in reasonable detail, of Tenant's prior investment in the Premises and the leasehold improvements therein. Tenant agrees to negotiate in good faith with Assignee a mutually acceptable service agreement, pursuant to which Tenant shall provide a reasonable level of consulting services to Assignee to assist Assignee in making a smooth transition to the Premises.

7. HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

8. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the

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        Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

9. UNENFORCEABILITY, ETC. If any provision hereof or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder hereof, or the application or such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and enforced to the fullest extent permitted by law.

10. RATIFICATION. Except as hereinabove specifically assigned, the Lease is hereby ratified and confirmed.

        IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Amendment as of the day and year first above written.


                               IMMUNOGEN, INC.



                               By: /s/ Frank J. Pocher
                                  -----------------------------------------
                                   Frank J. Pocher, Vice President and Chief
                                   Financial Officer


                               ORAVAX, INC.



                               By: /s/ Lance K. Gordon
                                  -----------------------------------------
                                   Name: Lance K. Gordon
                                   President and Chief Executive Officer


                               By: /s/ Keith S. Ehrlich
                                  -----------------------------------------
                                   Name: Keith S. Ehrlich
                                   Vice President, Treasurer and Chief
                                   Financial Officer



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